Exhibit 99.2

IMPORTANT DOCUMENT

PLEASE EXECUTE AND RETURN NO LATER THAN MARCH 19, 2018

PROXY

FOR THE KANSAS BANK CORPORATION

TO BE HELD ON MARCH 23, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KANSAS BANK CORPORATION (THE “BOARD OF DIRECTORS”).

The undersigned stockholder of Kansas Bank Corporation, a Kansas corporation (the “Corporation”), revoking all former proxy appointments, if any, acknowledges receipt of the Notice of Special Meeting of Stockholders dated February 22, 2018, and appoints ☐ Melvin Winger, Chairman, or in his absence Tina Call, or ☐                                          (check one box and, if checking the second box, fill in a name to appoint another person who will attend the meeting) as Proxy, each with power to act without the other and with the power to appoint her/ his substitute, and authorizes him/her to represent and to vote, as designated below, for the undersigned as a Stockholder of the Corporation at the Special Meeting of Stockholders of the Corporation to be held at 10:00 a.m. on March 23, 2018 at 1700 North Lincoln Avenue, Liberal, Kansas, or any adjournment or postponement thereof.

Proposed Action 1

To adopt the Agreement and Plan of Reorganization by and among Equity Bancshares, Inc., Oz Merger Sub, Inc., and Kansas Bank Corporation dated as of December 16, 2017 and approve the merger, as proposed in the documents transmitted with this proxy card, and to authorize and direct the Board of Directors and the officers of the Corporation to deliver all documents and to take whatever actions are appropriate or desirable to effectuate the such agreement.

☐ For	☐ Against	☐ Abstain

Proposed Action 2

To authorize the holder hereof, at such holders sole and absolute discretion,, to vote in favor of adjourning the KBC special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from KBC stockholders who have previously voted.

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends that you vote FOR both proposals.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made or more than one box is checked, this Proxy will be voted FOR the proposals. Please sign and print your full name. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please give full title as such. The undersigned certifies that he/she shall not vote in person at the Special Meeting referenced above, unless this proxy appointment is revoked by the undersigned stockholder prior to the stockholder vote.

Date Signed: , 2018
Print Name of Stockholder

Signature